UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 13, 2014 (February 13, 2014)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 13, 2013, Emerald Oil, Inc. (the “Company”), completed the previously announced acquisition of certain oil and gas properties and assets located in Williams and McKenzie Counties, North Dakota, including operated working interests in approximately 19,500 net acres in the Williston Basin, from Kodiak Oil & Gas (USA) Inc. for approximately $69.2 million in cash. Net daily production from the acquired acreage is approximately 300 barrels of oil equivalent per day as of February 12, 2014.

The foregoing summary of the transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase and Sale Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on January 10, 2014, and is incorporated herein by reference. The representations and warranties of the parties in the Purchase and Sale Agreement are, in many respects, qualified by materiality and limited to the knowledge of the entity making the representation and warranty, but their accuracy forms the basis of one of the conditions to the obligations of the parties to complete the transaction. These representations and warranties were made only for purposes of the Purchase and Sale Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that the Company has disclosed in other filings with the SEC.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this current report on Form 8-K:

2.1	Purchase and Sale Agreement, dated as of January 9, 2014, by and between Emerald Oil, Inc. and Kodiak Oil & Gas (USA) Inc. (incorporated by reference to the Current Report on Form 8-K filed on January 10, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: February 13, 2014	By:	/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	ITEM

2.1	Purchase and Sale Agreement, dated as of January 9, 2014, by and between Emerald Oil, Inc. and Kodiak Oil & Gas (USA) Inc. (incorporated by reference to the Current Report on Form 8-K filed on January 10, 2014).